Exhibit 99(c)(24)

DRAFT as of 3/14/08 Confidential

Sears Group Inc.

Board of Directors
Project Ocean Discussion

Swainbrook Capital LLC
March xx, 2008

Overview

•      Management’s View of the Situation

•      Management’s Recommendation

•      Option A - Unknowns

•      Analyzing Option A

•      Option B - Unknowns

•      Steps to Developing an Option B Proposal

•      Option B Observations

•      Option B – Cash & Stock Transaction

•      Appendix

•      Case A-2 and A-3 Sears Stand-Alone (Bermuda relationship continues)

•      Case B-1 and B-4 Sears Stand-Alone (Bermuda relationship stops)

•      Bermuda Case A-2 Stand-Alone (Sears relationship continues)

•      Option B (Sears acquires Bermuda) models

Management’s View of the Situation

•      Project Sequel is no longer under consideration

•      Bermuda believes current relationship with Sears is not in their interest

•      Bermuda believes its stock is unable to appreciate significantly because:

•      Bermuda is viewed as a side-car by investors, supporting Sears’ growth

•      Bermuda has no guarantee that Sears will keep reinsurance business with them

•      Bermuda’s third-party reinsurance initiatives are behind schedule and may require more capital

•      Bermuda’s capital is committed to Sears and therefore is unavailable for other purposes

•      Bermuda believes the long-term solution will be for it to:

•      Acquire a primary carrier in the US to obtain its own distribution source

•      Replicate the Sears hybrid business model, utilizing third-party reinsurance

•      Diversify its reinsurance business away from Sears

•      Attitude towards Sears’ reinsurance business might adversely affect Sears in future

•    Bermuda may not renew current reinsurance and pooling arrangements as they expire

•      They expire in April 2010

•    To protect Sears’ business in anticipation of Bermuda’s actions, management recommends:

•      Diversifying Sears’ reinsurance and pooling sources

•      Raising capital to retain more business

•      Reducing cessions from 40% to 25% (see model B-1 from Managements’ 1/23/08 Board presentation)

Management’s Recommendation

•      Management believes solution is for Bermuda and Sears to combine

•      Two alternatives:

•    Bermuda acquires Sears in an all-cash transaction (Option A)

•      Stock consideration raises doubts regarding Bermuda’s non-US tax status post-transaction

•      While management believes AM Best will reaffirm ratings, this structure is leveraged

•      Result:

•      Sears’ shareholders are cashed out in a taxable transaction

•      Bermuda controls Sears’ business going forward

•      Post-transaction, Bermuda has significant gap between book and tangible book value

•    Sears acquires Bermuda for cash and stock (Option B)

•      Some portion of consideration in cash to limit dilution

•      The cash portion will be raised by Bermuda as follows:

•      $75±million of bank debt

•      $70 million of available cash on hand from previous capital raisings

•      $100±million in dividends from Bermuda Re

•      Post-transaction, Sears will utilize third-party reinsurance to:

•      Reduce the need for internal capital

•      Fund the expansion of Sears’ business, as and if needed

Option A - Unknowns

•      We do not know the following at this point:

•    Is Bermuda interested in acquiring Sears?

•    If so, does it have financing in place?

•    Are the terms of that financing firm?

•    In addition to regulatory and shareholder approval, what contingencies are there?

•      Financing out

•      AM Best rating reaffirmation

•      Other

•      Does Bermuda want to extend the current agreements with Sears?

•    That is, is management’s assessment of Bermuda’s position accurate?

•    Would they like us to enter into a long-term (say 10-year) agreement?

•      Does Bermuda think that helps their investor perception problem?

•      Bermuda would control Sears’ business, but remain a side-car until they grow 3rd party business

•      Would ML step down as Bermuda’s CEO?

•      Should Sears enter into long-term service/pooling agreement with  Bermuda?

•    Allows Sears to retain hybrid business model

•    Extends governance issues

Analyzing Option A

•      Consideration is 100% cash

•      Sears’ shareholders have no continuing interest in Bermuda

•      Questions are:

•    What are Sears’ alternatives?

•      What are the prospects of Sears under each alternative?

•      What are the execution risks associated with each alternative?

•      Is Case A-2/A-3 viable, if Bermuda relationship no longer exists?

•      Is a Case B scenario more likely?

•    What is the present value of those alternatives?

•    How does that value compare to any cash offered if and when made by Bermuda?

•    Is the offer (if made) fair to Sears’ shareholders, from a financial point of view?

Option B - Unknowns

•      We do not know the following at this point:

•    Can we confirm that Bermuda wants to either separate from or combine with Sears?

•    Is Bermuda interested in receiving an offer from Sears?

•      Does Bermuda want to extend the current agreements with Sears?

•    That is, is managements’ assessment of Bermuda’s position accurate?

•    Would they like us to enter into a long-term (say 10-year) agreement?

•      Does Bermuda think that helps their investor perception problem?

•      Bermuda would control Sears’ business, but remain a side-car until they grow 3rd party business

•      Would ML step down as Bermuda’s CEO?

•      Should Sears enter into long-term service/pooling agreement with Bermuda?

•   Allows Sears to retain hybrid business model

•   Extends governance issues

Steps to Developing an Option B Proposal

•                             Complete due diligence on Bermuda

•                            Lazard and D&P’s data requests still outstanding

•                            Request to retain EY for tax analysis on hold

•                            Meet with Bermuda management

•                            Review financial statements, projections and prospects with Bermuda

•                             Confirm Bermuda funds are available, as per ML’s analysis

•                            Review Bermuda projections and combined projections

•                            Analyze likelihood of retaining AM Best ratings

•                            Identify other key elements and assumptions and confirm or dispute

•                             Review findings with Special Committee

•                             Develop transaction proposal under Option B

•                             Review transaction structure and proposal with Special Committee

Option B Observations

•                             100% share for share exchange is dilutive to Sears and Bermuda

•                            Exchange rate set based of each company’s current market value

•                            Loss of tax benefits adversely affects Bermuda shareholders

•                            Sheer number of new shares issued causes dilution for Sears’ shareholders

	2009	2010	2011	2012
Option B - 100% stock	$3.47	$4.08	$4.87	$5.82
Sears (Case A-3)	$3.53	$4.31	$5.24	$6.41
EPS Dilution	-1.9%	-5.3%	-7.0%	-9.1%

Bermuda interest in Newco	$1.48	$1.74	$2.07	$2.48
Bermuda Case A-2	$1.80	$2.23	$2.52	$2.99
EPS Dilution	-17.8%	-22.1%	-17.7%	-17.0%

Note:  See models on pages 31 and 32 for details

Option B Observations

•                             Cash and stock transaction can be accretive

•                  Analysis sensitive to the target price to be paid to Bermuda

•                  $235 million used to purchase Bermuda shares, reducing total shares issued

•                  Analysis sensitive to assumption about Newco’s post-transaction forward P/E ratio

•                  Deal structured assuming:

•                  A forward P/E of 8.5x

•                  A target price of $13.89 per share (10% above Bermuda’s estimated 2008 BV)

	2009	2010	2011	2012
EPS Accretion
Option B - cash & stock	$3.89	$4.64	$5.62	$6.80
Sears (Case A-3)	$3.53	$4.31	$5.24	$6.41
EPS Accretion - Sears’ shareholders	10.1%	7.8%	7.4%	6.1%

Note: See models on pages 33-35 for details

Option B – Cash & Stock Transaction

($-millions, except per share data)	Forward P/E Ratio (1)
	7	x	8.5	x	10	x
Target premium (2)	10%		10%		10%
Exchange ratio	0.550		0.420		0.340
% ownership of Newco
Bermuda	30.7%		25.3%		21.5%
Sears	69.3%		74.7%		78.5%
Sears EPS accretion/dilution
2009	2.1%		10.1%		15.7%
2010	0.0%		7.8%		13.3%
2011	-0.4%		7.4%		12.8%
2012	-1.6%		6.1%		11.5%
Newco 2009 net income	$121.0		$121.0		$121.0
Bermuda’s ownership%	30.7%		25.3%		21.5%
Bermuda’s share	$37.1		$30.6		$26.0
Forward P/E	7	x	8.5	x	10	x
Market value of shares	$260.0		$260.0		$260.0
Bermuda cash received	$235.0		$235.0		$235.0
	$495.0		$495.0		$495.0
Original Bermuda shares	35.6		35.6		35.6
Consideration @ share	$13.89		$13.89		$13.89

Book value at 2008	$12.63		$12.63		$12.63
Market value at 3/11/08	$10.42		$10.42		$10.42

Premium to 2008 BV	10.0%		10.0%		10.0%
Premium to market	33.3%		33.3%		33.3%

(1)                     Sears’ current 12-month forward P/E ratio is 8.5x (as of 3/13/08 market close

(2)                     Target premium to Bermuda’s year end 2008 book value per share

Option B – Cash & Stock Transaction

Tangible capital raised by Sears via Option B Cash and Stock

•                  Bermuda’s book value at 2008 is estimated by ML to be $487.3 million

•                  $203.6 million of tangible book value added to Sears

•                  What does that equate to on a per share issuance basis?

($-millions, except per share data)
Bermuda’s 2008 ending book value	$487.3
Value of share repurchase	$235.0
Goodwill at 10% premium	$48.7
Addition to tangible BV	$203.6

		Price @
		Share
New shares issued by Sears at
7.0x post-transaction P/E	10.3	$19.77
8.5x	7.9	$25.89
10.0x	6.4	$31.98

Appendix

•                             Case A-2 and A-3 Sears Stand-Alone (Bermuda relationship continues)

•                             Case B-1 and B-4 Sears Stand-Alone (Bermuda relationship stops)

•                             Bermuda Case A-2 Stand-Alone (Sears relationship continues)

•                             Option B (Sears acquires Bermuda) models

Case A-2

Sears’ 2008-2012 Projections

Sears Stand-Alone

•             Sears/Bermuda relationship continues

Case A-2 — Sears Stand-Alone

Assumptions

•                  Capital raised

•             $33 million trust preferred raised in 2008

•    8.23% assumed dividend yield

	2008	2009	2010	2011	2012
Premium growth rate
Brokerage - Sears Only		20%	20%	20%	20%
Traditional Programs		20%	20%	20%	20%
Specialty Programs		20%	20%	20%	20%
TRM		20%	20%	20%	20%
Total Brokerage		20%	20%	20%	20%

~~Pooling - Sears retention share~~
~~Brokerage of Sears’ production~~	~~100 %~~	~~100 %~~	~~100 %~~	~~100 %~~	~~100 %~~
~~Traditional programs of total~~	~~50 %~~	~~50 %~~	~~50 %~~	~~50 %~~	~~50 %~~
~~Specialty programs of total~~	~~50 %~~	~~50 %~~	~~50 %~~	~~50 %~~	~~50 %~~

QS ceding percentage to Bermuda Re
Brokerage	40%	40%	40%	40%	40%
Traditional programs	50%	50%	50%	50%	50%
Specialty programs	85%	85%	85%	85%	85%

Bermuda reimbursement of CAT costs	30%	30%	30%	30%	30%

Source: Sears management projections Case A-2

Case A-2 — Sears Stand-Alone

Assumptions

	2008	2009	2010	2011	2012
Ceding commission ratios
Brokerage - QS	36.0%	36.0%	36.0%	36.0%	36.0%
Traditional - QS to Bermuda Re	30.0%	30.0%	30.0%	30.0%	30.0%
Speciatly Program - QS to Bermuda Re	30.0%	30.0%	30.0%	30.0%	30.0%
Facultative	29.0%	29.0%	29.0%	29.0%	29.0%
Umbrella	30.0%	30.0%	30.0%	30.0%	30.0%
Boiler/machinery	30.0%	30.0%	30.0%	30.0%	30.0%

Excess cost as a percent of DWP
Facultative ceding %	0.3%	0.3%	0.3%	0.3%	0.3%
Umbrella ceding %	1.4%	1.4%	1.4%	1.4%	1.4%
Boiler/machinery ceding %	0.5%	0.5%	0.5%	0.5%	0.5%
Identity recovery ceding %	—	—	—	—	—
Retro ceding %	1.6%	1.6%	1.6%	1.6%	1.6%
Policy billing fees	0.4%	0.4%	0.4%	0.4%	0.4%
CAT premium % of brokerage DWP	3.4%	3.4%	3.4%	3.4%	3.4%
Traditional programs - excess costs	5.1%	5.1%	5.1%	5.1%	5.1%
Speciatly programs - excess costs	6.1%	6.1%	6.1%	6.1%	6.1%

Source: Sears management projections Case A-2

Case A-2 — Sears Stand-Alone

Assumptions

CAT costs ($- millions)	2008	2009	2010	2011	2012
Total CAT costs - based upon comments etc	$25.7	$29.4	$35.3	$42.3	$50.8

Underwriting expense
Direct commission costs	16.0%	14.8%	16.2%	16.0%	16.3%
Incentive commission - current year	$3.0	$2.0	$2.2	$1.3	$5.8
Traditional programs commission	27.0%	27.0%	27.0%	27.0%	27.0%
Speciality programs commission	27.0%	27.0%	27.0%	27.0%	27.0%
Assumed Specialty commission	30.0%	30.0%	30.0%	30.0%	30.0%
BBT	3.0%	3.0%	3.0%	3.0%	3.0%
Renewal rights costs - ins ops	$0.3	$0.3	$0.3	$0.3	$0.3
Total operating expenses	$58.5	$64.3	$75.4	$82.3	$94.3
Total OUE	$67.2	$73.8	$85.9	$93.8	$107.0
TRM	$6.8	$7.3	$8.7	$10.5	$12.6
Sears parent- corporate expense	$1.4	$1.6	$2.0	$2.2	$2.4
OUE (oper less corp exp)	$57.1	$62.7	$73.4	$80.1	$91.9

Source: Sears management projections Case A-2

Case A-2 — Sears Stand-Alone

Assumptions

TRM assumptions ($-millions)	2008	2009	2010	2011	2012
Reinsurance commission rate - regular	36.0%	36.0%	36.0%	36.0%	36.0%
Reinsur commission rate - State Nat’l	35.0%	36.0%	36.0%	36.0%	36.0%
Issuing carrier fees	6.0%	5.0%	5.0%	5.0%	5.0%
Producer’s commiss - Berm US book	15.6%	16.0%	16.0%	16.0%	16.0%
Producer’s commissions - State Nat’l	16.5%	17.0%	17.0%	17.0%	17.0%
BBT	3.0%	3.0%	3.0%	3.0%	3.0%
OUE % prems placed	5.0%	5.0%	5.0%	5.0%	5.0%
Excess costs on business	1.6%	2.0%	2.0%	2.0%	2.0%
Excess costs on business - State Nat’l	1.6%	2.0%	2.0%	2.0%	2.0%
Aggregate XOL rate	4.3%	4.0%	4.0%	4.0%	4.0%
Claims handling income	$0.5
Intermediary fee income	$1.0	$1.2	$1.5	$1.7	$2.1
Investment income	$0.2	$0.8	$0.8	$1.0	$1.3
Tax rate	35.0%	35.0%	35.0%	35.0%	35.0%

Other
Bermuda equity pickup	$4.8	$5.9	$7.5	$9.2	$11.4
Sears’ trust preferred costs	$9.7	$9.7	$9.7	$9.7	$9.7
Sears’ tax rate	35.0%	35.0%	35.0%	35.0%	35.0%

Trust preferred capital raise	$33.0	—	—	—	—
Sears’ shares outstanding (millions)	23.2	23.2	23.2	23.2	23.2

Source: Sears management projections Case A-2

Case A-2 — Sears Stand-Alone

Income Statement Data ($-millions)

Capital raised	2008	2009	2010	2011	2012
Common equity	—	—	—	—	—
Trust preferred @ LIBOR + 3.3%	$33.0	—	—	—	—

	2008	2009	2010	2011	2012
Gross premiums	$705.0	$845.0	$1,013.0	$1,214.6	$1,456.5
Net written premiums	$345.9	$416.1	$499.3	$599.1	$719.0
Net earned premiums	$312.5	$380.1	$456.2	$547.4	$656.9
Sears’ underwriting income	$50.3	$58.2	$68.3	$80.2	$95.5
TRM underwriting income	$16.5	$21.5	$25.6	$30.9	$37.1
Underwriting income	$66.8	$79.7	$93.9	$111.1	$132.6
Investment income	$44.3	$53.0	$62.9	$74.3	$87.7
Funds Held Expense	$(2.3)	$(2.1)	$(2.0)	$(1.9)	$(1.9)
Equity in Bermuda	$4.8	$5.9	$7.5	$9.2	$11.4
Trust preferred expense	$(11.9)	$(11.8)	$(11.7)	$(11.6)	$(11.4)
Corporate income, net	$(2.5)	$(1.0)	$(0.9)	$(0.4)	$0.3
Other	$3.3	$0.8	$0.2	$(0.8)	$(2.2)
Pre-tax income	$102.6	$124.4	$149.9	$179.7	$216.5
Average tax rate	33.2%	34.6%	34.6%	34.6%	34.6%
Net income	$68.5	$81.4	$98.1	$117.6	$141.6
Average share	23.2	23.2	23.2	23.2	23.2
Diluted EPS	$2.95	$3.50	$4.22	$5.06	$6.10
ROAE	20.2%	19.8%	19.8%	19.6%	19.6%

Loss & LAE	57.0%	59.0%	60.0%	61.0%	62.0%
Expense ratio	21.6%	20.2%	19.6%	18.9%	18.0%
Combined ratio, net	78.6%	79.2%	79.6%	79.9%	80.0%

Source: Sears management projections Case A-2

Case A-2 — Sears Stand-Alone

Leverage and Debt Capacity Data ($-millions)

	2007	2008	2009	2010	2011	2012
New issue assumptions
Common stock		—	—	—	—	—
New issue Trust preferred		$33.0	—	—	—	—
3 - mo. LIBOR + 3.3%		9.0%	—	—	—	—
Preferred expense		$1.9	—	—	—	—

Debt/Capital Leverage*
Debt & Trust Preferred	$101.0	$134.0	$134.0	$134.0	$134.0	$134.0
Pro forma ending equity	$309.4	$376.7	$457.0	$553.9	$670.3	$810.8
Total debt/total capitalization	24.6%	26.2%	22.7%	19.5%	16.7%	14.2%

Debt capacity
At 25% Debt/Cap.	$2.1	$(8.5)	$18.3	$50.6	$89.4	$136.2
At 35% Debt/Cap.	$65.6	$68.8	$112.0	$164.2	$226.9	$302.5

Operating leverage ratios
GPW/Surplus		2.01	2.41	2.50	2.60	2.67
NPW/Surplus		0.99	1.19	1.24	1.29	1.32

	BCAR Ratio
Standard BCAR	189.2%	187.1%	183.5%	179.6%	176.8%
Wind BCAR			To Come
Wind/Terror BCAR			To Come

Benchmark for an “A-” rating is 160% standard and 130% stress BCAR.

* Assumes Sears’ common dividend at $0.05 per share over the period

Case A-3

Sears’ 2008-2012 Projections

Sears Stand-Alone

• Sears/Bermuda relationship continues

• Total debt/total capitalization set at 25%

• All other assumptions same as Case A-2

Case A-3 — Sears Stand-Alone at 25% Leverage

Income Statement Data ($-millions)

Capital raised	2008	2009	2010	2011	2012
Common equity	—	—	—	—	—
Trust preferred @ 8.23% (1)	$33.0	$13.0	$22.0	$27.0	$32.0

Gross premiums	$705.0	$845.0	$1,013.0	$1,214.6	$1,456.5
Net written premiums	$345.9	$416.1	$499.3	$599.1	$719.0
Net earned premiums	$312.5	$380.1	$456.2	$547.4	$656.9
Sears’ underwriting income	$50.3	$58.2	$68.3	$80.2	$95.5
TRM underwriting income	$16.5	$21.5	$25.6	$30.9	$37.1
Underwriting income	$66.8	$79.7	$93.9	$111.1	$132.6
Investment income	$44.3	$53.0	$62.9	$74.3	$87.7
Funds Held Expense	$(2.3)	$(2.1)	$(2.0)	$(1.9)	$(1.9)
Equity in Bermuda	$4.8	$5.9	$7.5	$9.2	$11.4
Trust preferred expense	$(11.9)	$(12.9)	$(14.6)	$(16.9)	$(19.6)
Corporate income, net	$(2.5)	$(1.0)	$(0.9)	$(0.4)	$0.3
Other	$3.3	$0.8	$0.2	$(0.8)	$(2.2)
Pre-tax income	$102.6	$123.4	$146.9	$174.5	$208.3
Average tax rate	33.2%	34.6%	34.6%	34.6%	34.6%
Net income	$68.5	$80.7	$96.1	$114.1	$136.3

Average share	23.2	22.9	22.3	21.8	21.3
Diluted EPS	$2.95	$3.53	$4.31	$5.24	$6.41

ROAE	20.2%	20.0%	20.5%	20.9%	21.4%

Financial leverage	26.3%	25.1%	25.0%	24.9%	24.8%
BCAR (same as A-2)	189.2%	187.1%	183.5%	179.6%	176.8%
Combined ratio (same as A-2)	78.6%	79.2%	79.6%	79.9%	80.0%

(1)   Proceeds used to repurchase common shares at under 10x trailing 12-month P/E

Source: Sears management projections Case A-3

Case B-1

Sears’ 2008-2012 Projections

Sears Stand-Alone

• Sears/Bermuda relationship terminates

• Capital markets closed to Sears

• QS business limited to 25%

• No programs business effective 2009

• Premium growth 4% in 2009 and 7% thereafter

Case B-1 — Sears Stand-Alone, No New Capital

Income Statement Data ($-millions)

Capital raised	2008	2009	2010	2011	2012
Common equity	—	—	—	—	—
Trust preferred @ 8.23%	$33.0	—	—	—	—

Gross premiums	$730.0	$759.2	$812.3	$869.2	$930.1
Net written premiums	$705.0	$720.2	$765.5	$813.0	$862.7
Net earned premiums	$345.9	$502.4	$525.6	$558.0	$591.8
Net income	$68.5	$70.0	$78.7	$84.4	$89.2

Average share	23.2	23.2	23.2	23.2	23.2
Diluted EPS	$2.95	$3.01	$3.39	$3.63	$3.84

ROAE	20.2%	17.3%	16.6%	15.3%	14.1%

Financial leverage	26.3%	23.3%	20.6%	18.4%	16.4%
BCAR	189.2%	179.9%	186.0%	193.9%	187.4%
Combined ratio (1)	78.6%	85.6%	87.6%	88.5%	89.3%

(1)   Expense ratio higher than in Case A-2 and A-3

Assumes:

• QS limited to 25%, 40% in Case A-2 and Case A-3

• No program business

• Capital markets closed to Sears after 2008

• Gross premiums grow 4% in 2009 and 7% thereafter

Source: Sears management projections Case B-1

Case B-4

Sears’ 2008-2012 Projections

Sears Stand-Alone

•                  Sears/Bermuda relationship terminates

•                  Assumption same as Case B-1, except:

•                  BCAR set at 175%

•                  Dividend from operating companies used to repurchase common stock at 10x trailing 12-month P/E

Case B-4 — Sears Stand-Alone, BCAR at 175%

Income Statement Data ($-millions)

Capital raised	2008	2009	2010	2011	2012
Common equity	—	—	—	—	—
Trust preferred @ 8.23%	$33.0	—	—	—	—

Gross premiums	$730.0	$759.2	$812.3	$869.2	$930.1
Net written premiums	$705.0	$720.2	$765.5	$813.0	$862.7
Net earned premiums	$345.9	$502.4	$525.6	$558.0	$591.8
Net income	$69.7	$70.0	$80.9	$85.7	$92.7

Average share	23.2	23.2	23.2	23.2	23.2
Diluted EPS	$3.00	$3.01	$3.48	$3.69	$3.99

ROAE	20.7%	17.3%	17.1%	15.5%	14.5%

Financial leverage	26.3%	23.3%	20.6%	18.4%	16.4%
BCAR	183.3%	175.0%	175.0%	175.0%	175.0%
Combined ratio (1)	78.6%	85.6%	87.6%	88.5%	89.3%

(1)   Expense ratio higher than in Case A-2 and A-3

Assumes:

•      QS limited to 25%, 40% in Case A-2 and Case A-3

•      No program business

•      Capital markets closed to Sears after 2008

•      Gross premiums grow 4% in 2009 and 7% thereafter

•      BCAR set at 175%

Source: Sears management projections Case B-1

Case A-2

Bermuda 2008-2012 Projections

Bermuda Stand-Alone

•       Bermuda/Sears relationship continues

Case A-2 — Bermuda Stand-Alone

Assumptions

•              Gross premiums written grow at 15.3% over the period

•              New investments yield 5.5%

•              Interest rate on debt is 8.81% in 2008 and 8.65% thereafter

•              Combined ratio - ranges from 92.7% in 2008 to 95.3% in 2012

•              Capital contributions in 2008 - $65 million

•      Contribution from Bermuda holding company

•              GPW/surplus ranges from 1.35x to 1.45x

•      Bermuda US ranges from 2.40x to 3.51x

•      Bermuda Re ranges from 1.08x to 1.22x

Source: ML worksheet Bermuda Case A-2 Board presentation on 3/11/08

Case A-2 — Bermuda Stand-Alone

Income Statement Data ($-millions)

Capital contribution	2008	2009	2010	2011	2012
Bermuda US	$30.0	—	—	—	—
Bermuda Re	$35.0	—	—	—	—

Gross premiums	$729.2	$807.1	$921.9	$1,119.6	$1,288.0
Net written premiums	$576.9	$639.0	$731.4	$857.6	$980.8
Net earned premiums	$533.9	$647.9	$724.8	$834.0	$958.7
Net income	$69.4	$86.1	$97.4	$115.3	$136.0

Average share	38.6	38.6	38.6	38.6	38.6
Diluted EPS	$1.80	$2.23	$2.52	$2.99	$3.52

ROAE	14.2%	14.5%	14.3%	14.7%	15.0%

Financial leverage (1)	21.7%	19.6%	17.5%	15.6%	13.8%
BCAR

Loss ratio	56.5%	58.1%	59.4%	60.1%	60.8%
Expense ratio	36.3%	35.6%	35.1%	34.8%	34.5%
Combined ratio	92.7%	93.7%	94.6%	94.9%	95.3%

(1)   Debt/total capitalization

Source: ML worksheet Bermuda Case A-2 Board presentation on 3/11/08

Option B

2008-2012 Projections

Sears Acquires Bermuda

•                             Combined entity utilizes 3rd-party reinsurance to:

•                             Reduce need for capital

•                             Fund growth as, if and when needed

Option B — 100% Stock Transaction

Income Statement Data (millions, except per share data)

	Bermuda	Sears	Total	Exchange Ratio
Shares outstanding	38.6	23.2
Shares held by Sears	2.6			0.426
Warrants held by Sears	1.1
Other	0.7
Total, excluding Sears’ shares	35.6
3/11/08 market closing price	$10.42	$24.46
Market capitalization	$371.4	$568.3	$939.8
Ownership of Newco	39.5%	60.5%
Newco shares owned	15.2	23.2	38.4

Debt raised	$10.0
Bermuda parent cash on hand	$0.0
Bermuda US cash on hand	$0.0
Cash from Bermuda Re	$0.0
Cash	$10.0
Transaction expenses	$(10.0)
Funds to repurchase stock	$0.0

Exchange ratio set based on market capitalizations of each company before transaction 15.2/35.6 = 0.426

Source: ML worksheet Board presentation on 3/11/08

Option B — 100% Stock Transaction

Income Statement Data (millions, except per share data)

	2009	2010	2011	2012
Sears’ net income	$81.4	$98.1	$117.6	$141.6
Bermuda’s net income	$86.1	$97.4	$115.3	$136.0
Combined net income	$167.5	$195.4	$232.9	$277.7
Consolidation adjustments:
Equity in Bermuda income	$(3.7)	$(4.2)	$(5.0)	$(5.9)
Interest expense on debt	$(0.5)	$(0.5)	$(0.5)	$(0.5)
Taxes on Bermuda income	$(30.1)	$(34.1)	$(40.4)	$(47.6)
Change in accounting for TRM	$(5.0)	$(5.0)	$(5.0)	$(5.0)
Loss of investment income
$30m from Bermuda parent	$0.0	$0.0	$0.0	$0.0
$40m from Bermuda US	$0.0	$0.0	$0.0	$0.0
From Bermuda Re capital	$0.0	$0.0	$0.0	$0.0
Ceding comm from 3rd party	$0.0	$0.0	$0.0	$0.0
FET savings	$3.4	$3.4	$3.4	$3.4
Cost reduction	$1.6	$1.6	$1.6	$1.6
	$(34.3)	$(38.8)	$(45.8)	$(54.0)
Combined net income	$133.2	$156.7	$187.1	$223.7
Common shares outstanding	38.4	38.4	38.4	38.4
Option B - 100% stock	$3.47	$4.08	$4.87	$5.82
Sears (Case A-3)	$3.53	$4.31	$5.24	$6.41
EPS Dilution	-1.9%	-5.3%	-7.0%	-9.1%

Bermuda interest in Newco (1)	$1.48	$1.74	$2.07	$2.48
Bermuda Case A-2	$1.80	$2.23	$2.52	$2.99
EPS Dilution	-17.8%	-22.1%	-17.7%	-17.0%

(1)   Bermuda’s interest in Newco’s earnings of $52.6m (39.5% of $133.2m) ÷ 35.6m of Bermuda’s old shares

Source: ML worksheet Board presentation on 3/11/08

Option B — Cash & Stock Transaction

Income Statement Data (millions, except per share data)

	Bermuda	Sears	Exchange Ratio (1)
Shares outstanding	38.6	23.2
Shares held by Sears	2.6		0.420
Warrants held by Sears	1.1
Other	0.7
Total, excluding Sears’ shares	35.6
3/11/08 market closing price	$10.42	$24.46
Market capitalization	$371.4	$568.3

Bermuda’s 2008 book value per share	$12.63
Target premium (cash portion)	10.0%
Price per share	$13.89

Exchange ratio set based on desire to solve for a 10% premium over book value
Note: This example is for illustrative purposes only

(1)   Asumes a post-transaction 12-month forward P/E ratio of 8.5x

Source: ML worksheet Board presentation on 3/11/08

Option B — Cash & Stock Transaction

Income Statement Data (millions, except per share data)

	Bermuda	Sears	Total	Exchange Ratio
Debt raised	$75.0
Bermuda parent cash on hand	$40.0			0.420
Bermuda US cash on hand	$30.0
Cash from Bermuda Re	$100.0
Cash	$245.0
Transaction expenses	$(10.0)
Funds to repurchase stock	$235.0
Price per share	$13.89
Bermuda shares repurchased	16.9

Bermuda shares remaining
Total, excluding Sears’ shares	35.6
Bermuda shares repurchased	16.9
Shares to be exchanged	18.7

Newco shares	7.9	23.2	31.1
% ownership of Newco	25.3%	74.7%

Exchange ratio set based on desire to solve for a 10% premium over book value

Note: This example is for illustrative purposes only

Source: ML worksheet Board presentation on 3/11/08

Option B — Cash & Stock Transaction

Income Statement Data ($-millions, except per share data)

	2009	2010	2011	2012
Sears’ net income	$81.4	$98.1	$117.6	$141.6
Bermuda’s net income	$86.1	$97.4	$115.3	$136.0
Combined net income	$167.5	$195.4	$232.9	$277.7
Consolidation adjustments:
Equity in Bermuda income	$(3.7)	$(4.2)	$(5.0)	$(5.9)
Interest expense on debt	$(3.4)	$(3.4)	$(3.4)	$(3.4)
Taxes on Bermuda income	$(30.1)	$(34.1)	$(40.4)	$(47.6)
Change in accounting for TRM	$(5.0)	$(5.0)	$(5.0)	$(5.0)
Loss of investment income
$30m from Bermuda parent	$(2.8)	$(2.8)	$(2.8)	$(2.8)
$40m from Bermuda US	$(2.1)	$(2.1)	$(2.1)	$(2.1)
From Bermuda Re capital	$(7.0)	$(7.0)	$(7.0)	$(7.0)
Ceding comm from 3rd party	$2.6	$2.6	$2.6	$2.6
FET savings	$3.4	$3.4	$3.4	$3.4
Cost reduction	$1.6	$1.6	$1.6	$1.6
	$(46.6)	$(51.0)	$(58.1)	$(66.2)
Combined net income	$121.0	$144.4	$174.9	$211.5
Common shares outstanding	31.1	31.1	31.1	31.1
Option B - cash & stock	$3.89	$4.64	$5.62	$6.80
Sears (Case A-3)	$3.53	$4.31	$5.24	$6.41
EPS Accretion - Sears’ shareholders	10.1%	7.8%	7.4%	6.1%

Note: This example is for illustrative purposes only

Source: ML worksheet Board presentation on 3/11/08

Option B — Cash & Stock Transaction

Income Statement Data ($-millions, except per share data)

	2009	2010	2011	2012	Growth Rate
Bermuda interest in Newco’s net income (1)	$30.6	$36.5	$44.2	$53.5
Post-transaction forward 12-month P/E (2)	8.5	8.5	8.5	8.5
Market value of Bermuda interest	$260.0	$310.4	$375.8	$454.5	20.5%
Cash received	$235.0
Consideration received	$495.0
Original Bermuda shares, excluding Sears’	35.6
Bermuda’s consideration @ share	$13.89
Bermuda’s book value @ share	$12.63
Premium over book value	10.0%

(1)          Newco’s net income x 25.3% (Bermuda shareholders’ % ownership of Newco)

(2)          Transaction to close 1/1/09. Sears 12-month forward P/E is 8.3x as of 3/12/08

•         $13.89 per share represents a 33.3% premium over Bermuda’s closing market price at 3/11/08

•         Cash consideration and exchange rate set to achieve a 10% premium over Bermuda’s book value

•         This example is for illustrative purposes only

Source: ML worksheet Board presentation on 3/11/08

Option B — Cash & Stock Transaction

Forward P/E Ratio (1)
($-millions, except per share data)	7x	8.5x	10x
Target premium (2)	10%	10%	10%
Exchange ratio	0.550	0.420	0.340
% ownership of Newco
Bermuda	30.7%	25.3%	21.5%
Sears	69.3%	74.7%	78.5%

Sears EPS accretion/dilution
2009	2.1%	10.1%	15.7%
2010	0.0%	7.8%	13.3%
2011	-0.4%	7.4%	12.8%
2012	-1.6%	6.1%	11.5%

Newco 2009 net income	$121.0	$121.0	$121.0
Bermuda’s ownership %	30.7%	25.3%	21.5%
Bermuda’s share	$37.1	$30.6	$26.0
Forward P/E	7	x	8.5	x	10	x
Market value of shares	$260.0	$260.0	$260.1
Bermuda cash received	$235.0	$235.0	$235.0
$495.0	$495.0	$495.1
Original Bermuda shares	35.6	35.6	35.6
Consideration @ share	$13.89	$13.89	$13.89

Book value at 2008	$12.63	$12.63	$12.63
Market value at 3/11/08	$10.42	$10.42	$10.42

Premium to 2008 BV	10.0%	10.0%	10.0%
Premium to market	33.3%	33.3%	33.3%

(1)   Sears’ current 12-month forward P/E ratio is 8.3x

(2)   Target premium to Bermuda’s year end 2008 book value per share

Option B — Cash & Stock Transaction

Tangible capital raised by Sears via Option B Cash and Stock

•                  Bermuda’s book value at 2008 is estimated by ML to be $487.3 million

•                  $203.6 million of tangible book value added to Sears

•                  What does that equate to on a per share issuance basis?

($-millions, except per share data)
Bermuda’s 2008 ending book value	$487.3
Value of share repurchase	$235.0
Goodwill at 10% premium	$48.7
Addition to tangible BV	$203.6

		Price @ Share
New shares issued by Sears at
7.0x post-transaction P/E	10.3	$19.77
8.5x	7.9	$25.89
10.0x	6.4	$31.98